SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2008

RC2 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307
(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street Suite 320 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

630-573-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02    Results of Operations and Financial Condition

In connection with the Settlement described in Item 7.01 below, RC2 Corporation (the "Company") announced that it expects to record in the 2007 financial results a charge in the range of $3.5 million to $4.5 million, net of tax, to cover estimated additional replacement costs or refunds, donations, notice charges, claims administration and legal fees related to the Settlement.

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure

On January 22, 2008, the Company issued a press release announcing a proposed settlement (the "Settlement") of a nationwide class action lawsuit against the Company in connection with the Company's recall of certain Thomas & Friends Railway products.  A copy of the press release is attached as Exhibit 99.1 to this report.  The attached Exhibit 99.1 is furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

           (d)    Exhibits

                    The following exhibit is furnished herewith:

                    Exhibit 99.1 – Press Release of RC2 Corporation, issued January 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION
Date:  January 22, 2008
BY /s/ Jody L. Taylor
      Jody L. Taylor, Chief Financial Officer